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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 4, 2008

                             VOYAGER PETROLEUM, INC.
             (Exact name of registrant as specified in its charter)


          Nevada                       000-32737                 88-049002272
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)

              123 East Ogden Avenue, Suite 102A, Hinsdale, IL 60521 (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (630) 325-7130

                                   Copies to:
                             Darrin M. Ocasio, Esq.
                       Sichenzia Ross Friedman Ference LLP
                                   61 Broadway
                            New York, New York 10006
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.01         COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET OBLIGATION

         On January 19, 2007, Voyager Petroleum, Inc. (the "Company") and Deacon Enterprises, Inc., a Michigan corporation, Inc. ("Deacon"), entered into a Purchase and Sale Agreement (the "Purchase Agreement") for the purchase of certain property located at 600 South Deacon Street, Detroit, Michigan (the "Premises"). On April 4, 2008, the Company assigned all of its rights, title and interest under the Purchase Agreement to 600 South Deacon LLC, a wholly-owned subsidiary of the Company. On April 4, 2008, the Company, through its wholly-owned subsidiary and Deacon closed on the transactions contemplated by the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, as amended, the total purchase price of $725,000 for the Premises, less a $50,000 deposit held in escrow was paid at closing. Deacon agreed to accept an additional $75,000 cash payment at closing and agreed to finance the remaining purchase price through a secured loan (the "Promissory Note") with the Company. The loan is evidenced by a Promissory Note in the principal amount of $600,000. The Promissory Note is secured by a Mortgage on the Premises. The Promissory Note matures on October 4, 2008 and bears interest at a rate of 10.00% per annum. The Promissory Note shall be paid in six (6) consecutive monthly payments of principal and interest beginning on May 4, 2008 and continuing on the same day of each consecutive month thereafter. The first five (5) payments shall be equal payments of $50,000 with the balance due upon maturity. The Promissory Note may be prepaid in whole or in part at anytime without premium or penalty. Deacon also executed a Bill of Sale with 600 South Deacon LLC selling all of its right, title and interest in and to all tangible personal property present on the Premises in connection with the Company's current occupancy on the Premises. A copy of the Promissory Note is attached hereto as Exhibit 4.1. A copy of the Mortgage is attached hereto as Exhibit 99.1. A copy of the Assignment of the Company's interest under the Purchase Agreement to 600 S. Deacon LLC is attached hereto as Exhibit 99.3. A copy of the Bill of Sale is attached hereto as Exhibit 99.4.

         On April 4, 2008, the Company entered into a Termination Agreement and Bill of Sale with Deacon and D.A. Stuart Company, a Delaware corporation ("D.A. Stuart") ("Termination Agreement"). Pursuant to the terms of the Termination Agreement, (i) the sublease of the Premises between D.A. Stuart and the Company terminated as of the date of the Agreement and (ii) D.A. Stuart sold all of its right, title and interest in and to all tangible personal property present on the Premises in connection with the Company's current occupancy on the Premises. A copy of the Termination Agreement is attached hereto as Exhibit 99.2.

         The Company completed a Phase II environmental site assessment earlier this year and on May 15, 2007, under contract with Associated Environmental Services, LLC located in Bloomfield Hills, MI, filed a Baseline Environmental Assessment with the Michigan Department of Environmental Quality. The Company intends to comply with its due care requirements which include engineering, monitoring, and operating controls and procedures at the facility. This facility is 20,000 square feet and is located on 3.5 acres. The Company intends to use the Premises for processing, drying, and bottling reclaimed used oil as well as blending premium oil. It encompasses a processing plant, warehouse space and offices with railroad access and multiple loading docks. The processing plant houses 22 outside storage tanks and 32 inside storage tanks some with heating capabilities for total storage capacity of over 700,000 gallons.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

         4.1 Promissory Note, dated April 4, 2008, from 600 South Deacon, LLC to Deacon Enterprises, Inc., in the aggregate principal amount of $600,000

         99.1 Mortgage, dated April 4, 2008, by and between 600 South Deacon LLC and Deacon Enterprises, Inc. for the property located at 600 South Deacon Street, Detroit, Michigan

         99.2 Termination Agreement and Bill of Sale, dated April 4, 2008, between Voyager Petroleum, Inc., Deacon Enterprises, Inc. and D.A. Stuart Company

         99.3 Assignment of Purchaser's Interest in Purchase Agreement dated April 4, 2008 between Voyager Petroleum, Inc. and 600 S. Deacon LLC

         99.4 Bill of Sale, dated April 4, 2008 between Deacon Enterprises, Inc. and 600 S. Deacon LLC




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     VOYAGER PETROLEUM, INC.


Date: April 7, 2008                                  /s/ Sebastien C. DuFort
                                                     ------------------------
                                                     Sebastien C. DuFort
                                                     CEO